UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2006

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 30, 2006, Westlake Vinyls, Inc., a subsidiary of the Company, received notice that Royal Polymers Limited (“Royal”), a customer, had commenced a lawsuit against it in the Superior Court of Justice, Toronto, Ontario, Canada. Royal is seeking a declaration that the 2004 vinyl chloride monomer (VCM) supply agreement between Royal, as buyer, and Westlake Vinyls, Inc., as seller, is void and unenforceable as a result of the elimination of a published industry price factor which comprises one factor of a multi-factor pricing formula. Sales to Royal accounted for 16% of the net sales of the Company’s Vinyls segment in 2005. Currently, Westlake Vinyls, Inc. continues to supply VCM to Royal and Royal continues to take VCM, although the parties are not in agreement as to the price of the VCM. If the agreement is found by the court to be void, the Company’s results of operations and cash flows could be materially adversely affected. A hearing on the matter has been set for June 29, 2006. The Company plans to vigorously defend this lawsuit and to pursue all available legal remedies to preserve all its rights under the agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: April 4, 2006

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